UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                 FORM 8-K
                              CURRENT REPORT

  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported) July 24, 2000

                      California Software Corporation
            (Exact name of Registrant as specified in charter)

Nevada              1405-091           88-0408446
(State or other     (Commission File   (I.R.S. Employer
jurisdiction of     Number)            Identification)
incorporation)

2485 McCabe Way, Irvine, CA 92614             92005
(Address of principal executive offices)      (Zip Code)

Registrant's telephone number: 949.553.8900


ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

The registrant has engaged STARK,PINTER, & ASSOCIATES,LLC as its principal accountant to replace its former principal accountant, Squar-Milner. The decision to change accountants was approved by the Board of Directors of the registrant. Neither of the reports of the former principal accountants or the financial statements for the period ending March 31, 2000 contained an adverse opinion or disclaimer of opinion, nor was either qualified or modified as to uncertainty, audit scope, or accounting principles. During the reviewed period ending March 31, 2000, there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the former accountant, would have caused him to make reference to the subject matter of the disagreements in connection with his report. During the reviewed period ending March 31, 2000, the registrant has not consulted G. Brad Beckstead regarding any matter requiring disclosure under Regulation S-K, Item 304(a)(2).

EXHIBITS

   1.  Letter from previous accountant

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

          Date:     July 24, 2000

          California Software Corporation

          By:/s/Carol Conway, President

______________________________________________________________________

EXHIBIT 1 - LETTER FROM PREVIOUS ACCOUNTANT

July 28, 2000
Securities and Exchange Commission
450 5th Street N.W.
Washington, D.C. 20549

Re: California Software Corporation; Commission File Number 1405-091

Dear Commissioners:

We have read the statements made be California Software Corporation ("the Company") included in the Form 8-K Current Report, which we understand will be filed with the Commission on or around August 4, 2000, pursuant to Item
4 of Form 8-K. We agree with the statements concerning our Firm in such Form 8-K, except that we are not in a position to agree or disagree with the Company's statement that the change was approved by the Board of Directors or that the registrant has not consulted Stark, Pinter, & Associates regarding any matter requiring disclosure under Regulation S-K, Item 304(a)(2).

With respect to Item 4(a)(v), since we did not conduct any audits of the Company's financial statements, we have no basis on which to state whether there were any reportable events as defined in Regulation S-B, Item 304(a)(1)(iv)(B).

Regarding Items 4(a)(ii) and (iv), we did not issue any audit reports on the Company's financial statements, or any other reports regarding the Company. Hence, such items are not applicable.

Sincerely,

/s/SQUAR, MILNER, REEHL & WILLIAMSON, LLP

______________________________________________________________________